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                                                                   EXHIBIT 10.21
                             AMENDMENT #6 TO LEASE
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1.   Parties.
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     This Amendment, dated as of April 17, 2001, is between Andover Mills Realty
Limited Partnership ("Landlord") and CMGI, Inc. ("Tenant").

2.   Recitals.
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     2.1  Landlord and Tenant have entered into Lease, dated as of April 12,
1999, for space in Brickstone Square in Andover, Massachusetts (as now or hereafter amended, the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

     2.2 Tenant wishes to grant to Landlord the right and option to terminate the Lease with respect to Offer Space #2, consisting of 9,472 s.f. of agreed rentable area on the 2nd Floor of Building 200. The parties hope that Landlord will be able to lease Offer Space #2 to others and then exercise this termination option, although Landlord is not obligated either to lease or exercise. Subject to the terms of this Amendment, if Landlord validly exercises its option, Tenant will assign and transfer its interest in Offer Space #2 to Landlord and the Lease will then terminate with respect to Offer Space #2 only. In order to accomplish this and other matters, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows as of the date hereof, notwithstanding anything to the contrary:

3.   Amendments.
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     3.1  Tenant hereby grants to Landlord the right and option to terminate the
Lease with respect to Offer Space #2 only. Landlord has no obligation to exercise this option, but if it elects to exercise it will do so by delivering a written exercise notice to Tenant.

     3.2 As of the date that Landlord validly exercises this option, Tenant will be deemed to have assigned, conveyed and transferred to Landlord all of Tenant's right, title and interest in and to Offer Space #2, and: (a) the Lease will terminate and expire as to Offer Space #2 only and Tenant and its Affiliates will vacate and surrender possession of Offer Space #2; (b) the agreed rentable area of the remainder of the Premises will be reduced by 9,472 s.f.; and (c) Tenant's parking rights under the Lease will be reduced by twenty-eight (28) vehicles, Exhibit "A-5" attached to Amendment #5 to Lease will be deemed deleted from the Lease and Exhibit "A-7" attached hereto and incorporated herein (which shows a new parking plan for Tenant) will be substituted in its place. Despite the earlier termination of the Lease with respect to Offer Space #2, and in addition to other rent payable under the Lease, all rent that would have been payable by Tenant in connection with Offer Space #2 absent this termination will continue to be paid as rent under the Lease through the date (the "Initial Rent Termination Date") that is the first to occur of: ninety (90) days after Landlord exercises this option; or the date that a new tenant under a new lease of Offer Space #2 occupies Offer Space #2 to conduct business; or the rent commencement date under any new lease of Offer Space #2. After the Initial Rent Termination Date, rent will terminate entirely for 5,000 s.f. of Offer Space #2, and for the next one (1) calendar year after the Initial Rent Termination Date, Tenant will continue to pay only the rent that would have been payable by Tenant in connection with Offer Space #2 absent this

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termination for the remainder of Offer Space #2 (i.e., on 4,472 s.f). Tenant will not be required to pay any rent in connection with Offer Space #2 for any period after this one (1)-year period. (As a hypothetical example, if Landlord exercises this option and leases Offer Space #2 to a new tenant under a new lease with a rent commencement date thirty (30) days after exercise, and no earlier occupation by the new tenant, rent payable by Tenant in connection with Offer Space #2 would continue for all of that space until thirty (30) days after exercise [i.e., until the Initial Rent Termination Date], and it would continue for only 4,472 s.f. of that space until one (1) year after that Initial Rent Termination Date, after which it would terminate entirely.) In Section 27(e)(i) of the Lease, the figure for the area set forth therein will be reduced by 9,472 s.f. Following Landlord's exercise of this option with respect to Offer Space #2, neither party will have any further rights or obligations to the other with respect thereto (except for any unpaid rent due under the Lease or hereunder for any period before the rent is to terminate with respect to that portion of Offer Space #2).

     3.3 Following the Rent Termination Date of the Lease with respect to all of Offer Space #2, Tenant's Percentage will be reduced by 1.01%, to a total of 33.14%, assuming that Tenant leases no other space in the Project.

     3.4 As a material inducement to Landlord to enter into this Amendment, Tenant agrees that, as of the date hereof, Landlord is not, to Tenant's knowledge, in default under the Lease, and Tenant represents to Landlord that Tenant has not subleased, assigned or conveyed Offer Space #2 or its interests therein to anyone else.

     3.5 As a material inducement to Tenant to enter into this Amendment, Landlord agrees that, as of the date hereof, Tenant is not, to Landlord's knowledge, in default under the Lease.

     Time is of the essence in this Amendment and holding over will not be permitted. The Lease remains in full force and effect, and except as set forth above, the Lease remains unchanged.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the date in Article 1 above.

CMGI, Inc., a Delaware corporation    Andover Mills Realty Limited
                                      Partnership, a Massachusetts limited
                                      partnership
By:  /s/ Andrew J. Hajducky III
     Name: Andrew J. Hajducky III     By:  Brickstone Square Realty, Inc., a
     Title: Chief Financial Officer        Massachusetts corporation, general
     Authorized Signature                  partner

                                           By:  /s/ Martin Spagat
                                                Name: Martin Spagat
                                                Title: Vice President
                                                Authorized Signature

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